EXHIBIT 32
SECTION 1350 CERTIFICATIONS
To my knowledge, this Annual Report on Form 10-K for the period ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

Date:	February 19, 2026	By:	/s/ RONALD P. O'HANLEY
Ronald P. O'Hanley,
Chairman, Chief Executive Officer and President

Date:	February 19, 2026	By:	/s/ John F. Woods
John F. Woods,
Executive Vice President and Chief Financial Officer